UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2021

KORE Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	(001-40856)	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Mansell Road, Suite 300

Alpharetta, GA 30022

877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Romil Bahl

President and Chief Executive Officer

3700 Mansell Road, Suite 300

Alpharetta, GA 30022

877-710-5673

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	The New York Stock Exchange
Warrants to purchase common stock	KORE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2021, KORE Group Holdings, Inc. (the “Company”), KORE Wireless Group Inc. and Romil Bahl, the Company’s CEO, entered into an amended and restated employment agreement (the “Employment Agreement”) to supersede Mr. Bahl’s employment agreement, dated September 22, 2017, which Employment Agreement provides for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or Mr. Bahl provides 30 days’ advance written notice of its or his intent not to renew the term.

Pursuant to the Employment Agreement, Mr. Bahl is entitled to an annual base salary of $750,000, which will be reviewed annually by the Company’s Board of Directors (the “Board”) solely for upward adjustment at the Board’s discretion. The Employment Agreement also provides that Mr. Bahl is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary. Mr. Bahl is entitled to receive severance payments and benefits upon a qualifying termination of his employment by the Company Without Cause (as defined in the Employment Agreement and which includes a termination due to non-extension of the employment term by the Company) or by Mr. Bahl for Good Reason (as defined in the Employment Agreement) consisting of the following, in addition to accrued benefits: (i) any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination (the “Prior Year Bonus”), (ii) payment of base salary in effect immediately preceding the date of termination (or, if greater, Mr. Bahl’s base salary in effect immediately preceding a material reduction in Mr. Bahl’s then current base salary, for which Mr. Bahl has terminated his employment for Good Reason) equal to the greater of (a) 18 months or (b) the sum of four weeks for each full year of continuous service with the Company (the “Severance Period”), payable in accordance with the established payroll practices of the Company; (iii) a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year (the “Prorated Bonus”), (iv) continuation of any health care (medical, dental and vision) plan coverage provided to Mr. Bahl and his dependents during the Severance Period (provided that such continued coverage will terminate in the event Mr. Bahl becomes eligible for coverage under another employer’s plans), (v) (a) all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest, (b) all unvested equity or equity-based awards in the Company or its affiliates that vest based on achievement of EBITDA and /or revenue criteria will remain outstanding and eligible to vest based on the Company’s achievement of such performance criteria as if Mr. Bahl’s employment had not terminated and (c) if not already vested as of the date of termination, the awards of 26,538 restricted stock units and 23,000 restricted stock units that vest upon the Company’s common stock attaining a closing price, on a per share basis, equal to or greater than $13 per share and $15 per share, respectively, and in each case, over any 20-trading days within any 30 consecutive training day period, will remain outstanding and vest upon the Company attaining such closing prices, as if Mr. Bahl’s employment had not terminated (collectively, the “Equity Vesting Credit”), and (vi) payment of one year of outplacement services from an outplacement service provider of Mr. Bahl’s choice, limited to $20,000 in total.

In the event such qualifying termination occurs within the 24 months preceding a Change in Control (as defined in the Employment Agreement), Mr. Bahl is entitled to the severance payments and benefits described above, except that the Severance Period will be extended to the greater of (i) 24 months and (ii) the sum of four weeks for each full year of continuous service with the Company.

If Mr Bahl’s employment terminates by reason of his death or Disability (as defined in the Employment Agreement), in addition to any accrued benefits, Mr. Bahl is entitled to receive payment of any Prior Year Bonus, the Prorated Bonus, and Equity Vesting Credit, as well as any benefits to which he is entitled by law (at Mr. Bahl’s sole expense) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Any severance benefits or payments payable to Mr. Bahl pursuant to the Employment Agreement are subject to his execution of a release of claims and continued compliance with the applicable restrictive covenants. Pursuant to the Employment Agreement, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 24-month period following termination, Mr. Bahl is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

The foregoing descriptions of the material terms of the Employment Agreement is not complete and are qualified in their entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this current report:

Exhibit No.	Description

10.1	Employment Agreement by and between Mr. Romil Bahl and the Company, dated November 17, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: November 23, 2021	By:	/s/ Romil Bahl
	Name:	Romil Bahl
	Title:	President and Chief Executive Officer